UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
May 22, 2009

CHIMERA INVESTMENT CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	1-33796	26-0630461

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1211 Avenue of the Americas
Suite 2902
New York, New York	10036

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 315-9930

No Change

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On May 27, 2009, Chimera Investment Corporation (the “Company”) entered into an underwriting agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC, and Deutsche Bank Securities Inc. as representatives of the several underwriters (collectively, the “Underwriters”), relating to the sale of 168,000,000 shares of Common Stock, par value $0.01 per share (the “Common Stock”), and the granting of an over-allotment option for an additional 25,200,000 shares of Common Stock to the Underwriters solely to fulfill over-allotments (the “Public Offering”). The Public Offering is expected to close on June 2, 2009.

The aggregate net proceeds of the Public Offering, excluding the proceeds the Company may obtain from the exercise of the over-allotment option, to the Company (after deducting estimated expenses) are estimated to be approximately $519 million.

A copy of the underwriting agreement is attached as an exhibit to this report.

Item 3.02 Unregistered Sales of Equity Securities.

On May 27, 2009, the Company entered into a stock purchase agreement with Annaly Capital Management, Inc. (“Annaly”) relating to the sale for cash of 4,724,017 shares of Common Stock of the Company to Annaly at a price of $3.22 per share. The aggregate net proceeds of the Common Stock sale to the Company are estimated to be approximately $15.2 million. The sale to Annaly is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), under Section 4(2) of the Securities Act.

The Common Stock sale is contingent on the closing of the Public Offering and will close immediately after the closing of Public Offering, which is expected to close on June 2, 2009.

A copy of the stock purchase agreement is attached as an exhibit to this report.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 22, 2009, the Company filed an amendment to its articles of incorporation (the “Articles of Amendment”) with the Maryland State Department of Assessments and Taxation. The Articles of Amendment were approved by the requisite vote of the Company’s board of directors on May 19, 2009 and were effective May 22, 2009. The Company’s board of directors, without any action by the stockholders of the Company, may amend the Company’s articles of incorporation from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that the Company has authority to issue.

The Company’s articles of incorporation previously allowed the Company to issue up to a total of 550,000,000 shares of capital stock, par value $0.01 per share. As of May 22, 2009, the Company had 472,401,769 shares of common stock issued and outstanding. To retain the ability to issue additional shares of capital stock, the Company has increased the number of shares it is authorized to issue to 1,100,000,000 shares of stock, consisting of 1,000,000,000 shares of common stock, $0.01 par value per share, and 100,000,000 shares of preferred stock, $0.01 par value per share.

A copy of the Articles of Amendment is filed as Exhibit 3.1 to this report and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits:

1.1

Underwriting Agreement, dated May 27, 2009, between Chimera Investment Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc. as representatives of the several underwriters.

1.2	Stock Purchase Agreement, dated May 27, 2009, between Chimera Investment Corporation and Annaly Capital Management, Inc.

3.1	Articles of Amendment of Chimera Investment Corporation.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chimera Investment Corporation

By:	/s/ A. Alexandra Denahan

Name: A. Alexandra Denahan
Title: Chief Financial Officer

Date: May 27, 2009